Exhibit 10.15

AMENDMENT TO THE

HOST HOTELS & RESORTS, INC.
Non-Employee Directors’ Deferred Stock Compensation Plan

THIS AMENDMENT TO THE HOST HOTELS & RESORTS, INC. NON-EMPLOYEE DIRECTORS’ DEFERRED STOCK COMPENSATION PLAN (this “Amendment”), is made and adopted as of July 17, 2019 (the “Effective Date”), by the Board of Directors (the “Board”) of Host Hotels & Resorts, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Host Hotels & Resorts, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan (as it may be amended or restated from time to time, the “Plan”);

WHEREAS, pursuant to the Plan, the Plan may be amended by the Board at any time or from time to time; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and hereby is amended as follows:

1.	Immediately after Section 7.3 of the Plan, the following new Section 7.4 shall be inserted:

7.4Cash Payment. Notwithstanding anything in the Plan to the contrary, in lieu of issuing Shares in respect of the Director Stock Award, the Board may, in its discretion, direct that a cash payment be made to the Participant on such terms as determined by the Board (any such Director Stock Award paid in cash, a “Director Cash Award”). If (i) a Participant has elected to receive such Participant’s Director Stock Award in the form of Stock Units and (ii) the Board has elected to pay such Director Stock Award in the form of a Director Cash Award, then the Stock Units issued to the Participant shall be treated in accordance with Section 8.5. For the avoidance of doubt, any Director Cash Award shall be paid under this Plan and no such award shall be deemed made under the Stock Plan.

2.	Immediately after Section 8.4 of the Plan, the following new Section 8.5 shall be inserted:

8.5Cash Settlement. Notwithstanding anything in the Plan to the contrary, the Board may, in its discretion, settle Stock Units in cash. Any Stock Units issued in respect of a Director Cash Award shall be settled in cash, or, in the discretion of the Board and subject to the approval of the Company’s stockholders to the extent required by applicable law or the rules of any stock exchange on which the Shares are listed, in Shares. For the avoidance of doubt, Dividend Equivalents may be settled in cash in accordance with Section 6.5 of the Plan. Stock Units and Dividend Equivalents settled in cash shall correspond in all respects to the value of the Shares otherwise attributable to the Director Stock Award or Director Cash Award, as applicable, to which the Stock Units and Dividend Equivalents relate. For the avoidance of doubt, any Stock Units or Dividend Equivalents settled in cash shall be paid under this Plan and no such Stock Units or Dividend Equivalents shall be deemed issued under the Stock Plan.

3.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
4.	Except as set forth herein, the Plan shall remain in full force and effect.

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Executed July 18, 2019

HOST HOTELS & RESORTS, INC.

By:s/ Elizabeth A. Abdoo_____________

Name:Elizabeth A. Abdoo________________

Title:Executive Vice President, General Counsel